Exhibit 99.1

Liberty Self-Stor Appoints new Chief Financial Officer

CLEVELAND, Ohio – January 9, 2004 – Liberty Self-Stor, Inc. (OTC BB:LSSI.OB) announced today that C. Jean Mihitsch has joined the company as its new Chief Financial Officer. From 1998 to 2003, Ms. Mihitsch, 55, held the position of CFO at GLB Bancorp, Inc., a publicly-traded bank holding company. Ms. Mihitsch joined Great Lakes Bank, GLB Bancorp’s subsidiary, in 1995 as Controller and has over 20 years of financial experience. Sherry L. Kirchenbauer, Liberty’s former CFO, resigned to pursue other business interests.

Thomas J. Smith, President and Chief Operating Officer, commented “We are excited to welcome Jean to Liberty and look forward to benefiting from the experience and expertise she brings to our company. While we are sorry to see Sherry leave, we thank her for many years of service to Liberty and wish her every success in her future endeavors.”

Liberty is a self-storage real estate investment trust headquartered in Mentor, Ohio. It owns and operates 19 self-storage facilities located in Ohio and New York. All 19 facilities are operated under the “Liberty Self-Stor, Ltd.” trade name.

Forward-Looking Statements
 Any investor or potential investor in Liberty must consider the risks stated in filings by Liberty with the Securities and Exchange Commission, including Liberty’s Form 10-KSB for the year ended December 31, 2002, Form 10-QSB for the quarter ended September 30, 2003, and other periodic filings.

CONTACT: Thomas J. Smith, President and Chief Operating Officer, 440-974-3770